Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollar and Euro amounts presented in millions, except per share amounts)

On March 30, 2015, Perrigo Company plc (“Perrigo” or “the Company”) acquired Omega Pharma Invest NV (“Omega”) pursuant to a definitive agreement dated November 6, 2014. See Note 1 to this unaudited pro forma condensed combined financial information for additional information on the Transaction (as defined herein).

The unaudited pro forma condensed combined financial information is presented to illustrate the effects of the acquisition (the “Acquisition”) of Omega by Perrigo and certain of the contemporaneous financing transactions (collectively, the “Transaction”).

The unaudited pro forma condensed combined balance sheet as of December 27, 2014 and the unaudited pro forma condensed combined statements of operations for the fiscal year ended June 28, 2014 and for the six months ended December 27, 2014 are based upon, derived from and should be read in conjunction with the historical audited financial statements of Perrigo for the fiscal year ended June 28, 2014 (which are available in Perrigo’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014), the historical unaudited financial information of Omega for the year ended December 31, 2014, which was derived from Omega’s accounting records, the historical audited financial statements of Omega for the year ended December 31, 2013 (which has been filed as Exhibit 99.1 to the Current Report on Form 8-K of Perrigo dated November 20, 2014), the historical unaudited financial statements of Perrigo for the six-month period ended December 27, 2014 (which are available in Perrigo’s Form 10-Q for the period ended December 27, 2014) and the historical unaudited financial information of Omega for the six-month periods ended June 30, 2014 and 2013, which was derived from Omega’s accounting records.

Perrigo prepares its financial information in accordance with accounting principles generally accepted in the United States (“US GAAP”) with all amounts stated in U.S. dollars. Omega prepared its financial information in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) with all amounts presented in Euro. Amounts which reference the transfer of consideration are translated from Euro to U.S. dollars using the March 30, 2015 spot rate of $1.0890 to €1.00.

The Acquisition has been accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”). The unaudited pro forma condensed combined financial information set forth below gives effect to the following:

•	The issuance of 6,809,210 ordinary shares of Perrigo at $152.00 per share, or approximately $1,035 in the offering of ordinary shares that priced on November 20, 2014 and closed on November 26, 2014 (“Equity Offering”);

•	The closing of the acquisition of Omega in exchange for the issuance of 5,397,711 shares of Perrigo and $2,078 in cash consideration, of which $68 represents interest incurred from September 30, 2014 until the completion date, which consisted of Perrigo cash on hand and the proceeds from the Equity Offering; and

•	The issuance of $1,600 of Senior Notes (the “Senior Notes”) to finance, in part, the cash component of the acquisition consideration and the payment of certain transaction expenses in connection with the Transaction.

On November 6, 2014, Perrigo entered into the Bridge Financing Commitment Letter pursuant to which JPMorgan Chase Bank, N.A. and Barclays Bank PLC committed to provide up to €1,750 under a 364-day senior unsecured bridge loan facility (the “Bridge Loan Facility”). At no time did the Company draw under the Bridge Loan Facility, which was terminated on December 3, 2014. As a result, only the immediate write-off of the costs associated with the Bridge Financing Commitment Letter is reflected in the unaudited pro forma condensed combined financial information.

On December 18, 2013, Perrigo acquired Elan Corporation (the “Elan Acquisition”) for $9,451.9, which consisted of cash consideration totaling approximately $3,334.7 and Perrigo share consideration valued at approximately $6,117.2. The historical audited financial statements of Perrigo for the fiscal year ended June 28, 2014 include the results of operations of Elan Corporation from December 18, 2013, the date of the Elan Acquisition, through June 28, 2014. The unaudited pro forma condensed combined statements of operations for the fiscal year ended June 28, 2014 give effect to the Elan Acquisition as if it had occurred on June 30, 2013. Financial information for Elan Corporation for the three months ended September 30, 2013 was derived from the historical unaudited financial statements of Elan Corporation for the three-month period ended September 30, 2013 (which is available in Perrigo’s Report on Form 8-K furnished with the SEC on August 15, 2014). Elan’s 79-day period ended December 18, 2013 was derived from Elan’s accounting records.

The pro forma adjustments are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For purposes of the unaudited pro forma condensed consolidated financial information, the fair value of Omega’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended June 28, 2014 and the six months ended December 27, 2014 assume the completion of the Acquisition, the Equity Offering and the offering of the Senior Notes occurred on June 30, 2013. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 28, 2014 assumes the completion of the Elan Acquisition occurred on June 30, 2013. The unaudited pro forma condensed combined balance sheet as of December 27, 2014 assumes the Transaction occurred on December 27, 2014. The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that Perrigo will experience after the Acquisition or the Elan Acquisition. In addition, the accompanying unaudited pro forma condensed combined statement of operations does not include any expected cost savings, operating synergies, or revenue enhancements that may be realized subsequent to the Acquisition, or the impact of any non-recurring activity and transaction-related or integration-related costs. No material transactions existed between Perrigo and Omega during the pro forma period.

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the historical consolidated financial statements and related notes of Perrigo and Omega as referenced herein.

Perrigo’s fiscal year is a 52- or 53-week period, which ends the Saturday on or about June 30. In 2014, Perrigo’s fiscal year ended June 28. Omega’s fiscal year ends on December 31. As the fiscal years differ by more than 93 days, financial information for Omega for the twelve months ended December 31, 2014 and December 31, 2013 and the six-month periods ended June 30, 2014 and June 30, 2013 has been used in preparation of the unaudited pro forma consolidated financial statements. The Omega unaudited financial information for the twelve-month period ended June 30, 2014 was derived by adding the audited consolidated statement of operations of Omega for the year ended December 31, 2013 to the unaudited consolidated statement of operations of Omega for the six months ended June 30, 2014 and deducting the unaudited consolidated statement of operations of Omega for the six months ended June 30, 2013 (see Note 4). Financial information for the unaudited pro forma condensed combined balance sheet as of December 27, 2014 and the unaudited pro forma condensed combined statements of operations for the six months ended December 27, 2014 was derived from the historical unaudited financial statements for the six months ended December 27, 2014 of Perrigo, the historical unaudited financial information for the year ended December 31, 2014 of Omega and the historical unaudited financial information for the six months ended June 30, 2014 of Omega. The Omega financial information for the six months ended December 31, 2014 was derived by taking the unaudited historical statement of operations information for the year ended December 31, 2014 and deducting the unaudited historical statement of operations information for the six months ended June 30, 2014.

Perrigo Company plc

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 27, 2014

(In millions)	Historical Perrigo As Reported	Historical Omega, Adjusted for US GAAP and Reclassifications Note (5)	Adjustments for the Omega Acquisition	Footnote Reference	Adjustments for Financing	Footnote Reference	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$3,596.1	$44.2	$(2,078.3)	6a	$(0.4)	7a	$1,537.3
	—	—	(19.2)	6h	(2.8)	7c	—
	—	—	(2.3)	6c	—		—
Investment securities	20.0	—	—		—		20.0
Accounts receivable, net	924.7	238.0	—		—		1,162.7
Inventories	641.8	219.9	15.1	6d	—		876.8
Current deferred income taxes	66.6	78.7	—		—		145.3
Prepaid expenses and other current assets	115.0	29.5	—		—		144.5

Total current assets	5,364.2	610.3	(2,084.7)		(3.2)		3,886.6
Non-current assets:
Fixed assets, net	756.8	88.7	—		—		845.5
Goodwill and other indefinite-lived intangible assets	3,481.3	2,015.8	(2,015.8)	6f	—		6,943.6
	—	—	2,182.4	6e	—		—
	—	—	1,279.9	6f	—		—
Other intangible assets, net	6,637.2	13.2	(13.2)	6f	—		8,293.6
	—	—	1,656.4	6e	—		—
Non-current deferred income taxes	29.4	37.2	—		—		66.6
Other non-current assets	191.8	38.4	—		0.3	7b	230.5

Total non-current assets	11,096.5	2,193.3	3,089.7		0.3		16,379.8

Total assets	$16,460.7	$2,803.6	$1,005.0		$(2.9)		$20,266.4

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$302.7	$374.4	$—		$—		$677.1
Payroll and related taxes	85.7	29.5	—		—		115.2
Accrued customer programs	310.3	23.1	—		—		333.4
Accrued liabilities	230.1	154.9	(4.9)	6h	(5.0)	7b	371.9
	—	—	—		(0.4)	7a	—
	—	—	—		(2.8)	7c	—
Accrued income taxes	29.4	21.4	—		—		50.8
Current deferred income taxes	4.5	21.0	—		—		25.5
Current portion of long-term debt	362.3	1.7	—		—		364.0

Total current liabilities	1,325.0	626.0	(4.9)		(8.2)		1,937.9
Non-current liabilities:
Long-term debt, less current portion	4,439.4	1,233.5	103.4	6i	—		5,776.3
Non-current deferred income taxes	690.0	130.6	790.1	6g	—		1,610.7
Other non-current liabilities	291.1	39.3	—		—		330.4

Total non-current liabilities	5,420.5	1,403.4	893.5		—		7,717.4

Total liabilities	6,745.5	2,029.4	888.6		(8.2)		9,655.3

Shareholders’ Equity:
Controlling interest:
Ordinary shares	7,695.2	471.6	(471.6)	6c	—		8,600.1
	—	—	904.9	6b	—		—
Accumulated other comprehensive income	7.4	(14.4)	14.4	6c	—		7.4
Retained earnings	2,012.6	317.5	(317.5)	6c	5.3	7b	2,003.6
	—	—	(14.3)	6h	—		—

	9,715.2	774.7	115.9		5.3		10,611.1
Noncontrolling interest:	—	0.5	(0.5)	6c	—		—

Total shareholders’ equity	9,715.2	774.2	116.4		5.3		10,611.1

Total liabilities and shareholders’ equity	$16,460.7	$2,803.6	$1,005.0		$(2.9)		$20,266.4

See the accompanying notes to the unaudited pro forma condensed combined balance sheet.

Perrigo Company plc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended December 27, 2014

(In millions, except per share amounts)	Historical Perrigo As Reported	Historical Omega, Adjusted for US GAAP and Reclassifications Note (5)	Adjustments for the Omega Acquisition	Footnote Reference	Adjustments for Financing	Footnote Reference	Pro Forma

Net sales	$2,023.1	$806.0	$—		$—		$2,829.1
Cost of sales	1,317.6	389.1	(0.4)	8a	—		1,706.3

Gross profit	705.5	416.9	0.4		—		1,122.8

Operating Expenses
Distribution	29.2	38.9	—		—		68.1
Research and development	89.8	22.4	—		—		112.2
Selling and administration	260.8	270.4	(12.1)	8a	—		563.6
	—	—	44.5	8a	—		—
Restructuring	4.2	4.6	—		—		8.8
Other operating expense, net	—	4.3	—		—		4.3

Total operating expenses	384.0	340.6	32.4		—		757.0

Operating income	321.5	76.3	(32.0)		—		365.8
Interest expense, net	56.7	26.5	—		29.3	9a	98.5
	—	—	—		(14.0)	9b	—
Other expense, net	61.9	13.0	—		—		74.9
Loss on extinguishment of debt	9.6	—	—		(9.0)	9c	0.6

Income before income taxes	193.3	36.8	(32.0)		(6.3)		191.8
Income tax expense (benefit)	26.8	(13.4)	(8.6)	8b	(0.8)	9d	4.0

Net income (loss)	$166.5	$50.2	$(23.4)		$(5.5)		$187.8

Earnings per share:
Basic earnings per share	$1.23						$1.29

Diluted earnings per share	$1.23						$1.28

Weighted average shares outstanding:
Basic	135.1						146.1

Diluted	135.6						146.6

See the accompanying notes to the unaudited pro forma combined statement of operations.

Perrigo Company plc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended June 28, 2014

(In millions, except per share amounts)	Historical Perrigo as Reported	Elan Pro Forma Adjustments Note (12)	Historical Omega, Adjusted for US GAAP and Reclassifications Note (5)	Adjustments for the Omega Acquisition	Footnote Reference	Adjustments for Financing	Footnote Reference	Pro Forma
Continuing operations
Net sales	$4,060.8	$92.2	$1,698.6	$—		$—		$5,851.6
Cost of sales	2,613.1	137.8	802.8	(0.6)	10a	—		3,553.1

Gross profit	1,447.7	(45.6)	895.8	0.6		—		2,298.5

Operating Expenses
Distribution	55.3	—	86.5	—		—		141.8
Research and development	152.5	32.6	47.7	—		—		232.8
Selling and administration	619.9	(68.1)	535.7	(24.0)	10a	—		1,152.1
	—	—	—	88.6	10a	—		—
Write-off of in-process research and development	6.0	—	—	—		—		6.0
Restructuring	47.0	74.2	11.2	—		—		132.4
Other operating expense, net	—	39.3	(8.7)	—		—		30.6

Total operating expenses	880.7	78.0	672.4	64.6		—		1,695.7

Operating income (loss)	567.0	(123.6)	223.4	(64.0)		—		602.8
Interest, net	103.5	4.2	59.1	—		68.3	11a	207.1
	—	—	—	—		(28.0)	11b	—
Other expense, net	12.4	18.6	22.1	—		—		53.1
Loss on sales of investments	12.7	—	—	—		—		12.7
Loss on extinguishment of debt	165.8	(165.8)	—	—		—		—

Income from continuing operations before income taxes	272.6	19.4	142.2	(64.0)		(40.3)		329.9
Income tax expense (benefit)	67.3	88.5	30.8	(17.3)	10b	(5.0)	11c	164.3

Net income (loss)	$205.3	$(69.1)	$111.4	$(46.7)		$(35.3)		$165.6

Earnings per share:
Basic	$1.78							$1.30

Diluted	$1.77							$1.30

Weighted average shares outstanding:
Basic	115.1							127.3

Diluted	115.6							127.8

See the accompanying notes to the unaudited pro forma combined statement of operations.

Perrigo Company plc

Notes to the Unaudited Condensed Combined Financial Information

(In millions, except per share amounts)

1. Description of Transactions

On March 30, 2015, pursuant to the agreement dated November 6, 2014 (the “Share Purchase Agreement”) between Perrigo, Omega, Alychlo NV (“Alychlo”) and Holdco I BE NV (“Holdco” and, together with Alychlo, the “Sellers”) the Company purchased (the “Acquisition”) from the Sellers 685.3 shares (the “Shares”) of Omega. Amounts herein that reference the transfer of consideration are translated from Euro to U.S. dollars using the spot rate of $1.0890 to €1.00.

In consideration for the Shares, the Company paid the Sellers $2,078 in cash (the “Cash Consideration”), of which $68 represents interest incurred from September 30, 2014 until the completion date, and issued to Alychlo 5.4 ordinary shares of the Company (the “Non-Cash Consideration” and, together with the Cash Consideration, the “Acquisition Consideration”). The Company also assumed all outstanding indebtedness of Omega and its subsidiaries.

In connection with the acquisition, Perrigo entered the following financing transactions:

•	On November 26, 2014, the Company issued 6.8 ordinary shares at $152.00 per share, or net proceeds of approximately $1,035 (the “Equity Offering”); and

•	On December 2, 2014, Perrigo Finance plc, a 100% owned finance subsidiary of the Company, issued $500.0 aggregate principal amount of 3.50% senior notes due 2021 (the “2021 Notes”), $700.0 aggregate principal amount of 3.90% senior notes due 2024 (the “2024 Notes”) and $400.0 aggregate principal amount of 4.90% senior notes due 2044 (the “2044 Notes” and, together with the 2021 Notes and the 2024 Notes, the “Senior Notes”). Interest on the Senior Notes is payable semiannually in arrears in June and December of each year, beginning in June 2015. The Company received net proceeds of approximately $1,600 from the issuance of the Senior Notes after fees and market discount.

On November 6, 2014, Perrigo entered into the Bridge Financing Commitment Letter pursuant to which JPMorgan Chase Bank, N.A. and Barclays Bank PLC committed to provide up to €1,750 under the Bridge Loan Facility. At no time did the Company draw under the Bridge Loan Facility, which was terminated on December 3, 2014. As a result, only the write-off of the costs associated with the Bridge Financing Commitment Letter is reflected in the unaudited pro forma condensed combined financial information.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of Perrigo, Omega, and Elan. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results.

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under US GAAP, expands disclosures about fair value measurements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold and/or assets may be required to be valued at a fair value measurement that do not reflect management’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date and that the fair value of acquired in-process research and development (“IPR&D”) be recorded on the balance sheet.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Management is not aware of any material contingencies related to the Transaction.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Omega as if the acquisition occurred on December 27, 2014. The pro forma adjustments to reflect the acquired assets and assumed liabilities of Omega are based on the fair value of Omega assets and liabilities as of December 31, 2014, which is the last day of Omega’s 2014 fiscal year. Given the proximity of these balance sheet dates, no adjustment was deemed necessary to align these dates in the presentation of the unaudited pro forma condensed combined balance sheet. Similarly, the unaudited historical Omega statements of operations information is based upon the periods from July 1, 2013 to June 30, 2014 and July 1, 2014 to December 31, 2014. Management is not aware of any material transactions entered into by Omega on June 30, 2013, from June 29, 2014 to June 30, 2014, or from December 28, 2014 to December 31, 2014.

The unaudited pro forma combined statement of operations for the fiscal year ended June 28, 2014, gives effect to the historical results of Elan for the period June 30, 2013 through December 18, 2013 (the date of the Elan Acquisition) and related pro forma adjustments.

For purposes of the unaudited pro forma condensed combined financial information, the valuation of consideration transferred is based on, among other things, the share price of Perrigo on the acquisition closing date, or March 30, 2015, of $167.64 per share.

3. Accounting Policies

Acquisition accounting rules require evaluation of certain assumptions and estimates, as well as determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. Adjustments were made to convert the financial statements of Omega from IFRS to US GAAP, conform to the Company’s classifications and translate the Euro amounts into U.S. dollars, as set out further in Note 5. For the purposes of preparing this unaudited pro forma condensed combined financial information, management has prepared these adjustments based on a preliminary analysis of the adjustments required to convert the Omega financial statements from IFRS to US GAAP. Apart from these adjustments, the accounting policies of Perrigo may materially vary from those of Omega. During the preparation of this unaudited pro forma condensed combined financial information, management has performed a preliminary analysis of Omega’s accounting policies. The Company’s assessment is ongoing and, at the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments made herein, the Company is not aware of any other material differences. Accordingly, this unaudited pro forma condensed combined financial information assumes no other material differences in accounting policies between the two companies. Management will conduct a final review of Omega’s accounting policies in an effort to determine if additional differences in accounting policies and/or additional differences between IFRS and US GAAP require adjustment or reclassification of Omega’s results of operations or require reclassification of assets or liabilities to conform to Perrigo’s accounting policies and classifications, or US GAAP or other adjustments which may be required by acquisition accounting rules. As a result of that review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.

4. Reconciliation of Omega’s Unaudited Historical Statement of Operations

Reconciliations of Omega’s unaudited historical statement of operations for the six-month period ended December 31, 2014 and the twelve-month period ended June 30, 2014, respectively, are as follows:

	As Reported By Omega
		Less:
(in € millions)	Year Ended December 31, 2014 Unaudited	Six Months Ended June 30, 2014 Unaudited	Six Months Ended December 31, 2014
Net sales	€1,275.9	€649.8	€626.1
Cost of goods sold	(577.3)	(290.2)	(287.1)

Gross margin	698.6	359.6	339.0
Distribution expenses	(67.7)	(33.0)	(34.7)
Sales and marketing expenses	(364.0)	(177.0)	(187.0)
General administrative expenses	(60.3)	(27.7)	(32.6)
Other operating income/expense, net	(2.3)	(2.8)	0.5
Non recurring result	(6.5)	11.0	(17.5)

Operating profit	197.8	130.1	67.7
Finance income	3.5	2.4	1.1
Finance cost	(66.5)	(33.3)	(33.2)

Net finance cost	(63.0)	(30.9)	(32.1)

Result before income tax	134.8	99.2	35.6
Income tax (expense) benefit	(10.4)	(18.8)	8.4

Result after income tax	€124.4	€80.4	€44.0

Financial information for the unaudited pro forma condensed combined statements of operations for the six months ended December 27, 2014 was derived from the historical unaudited financial statements for the six months ended December 27, 2014 of Perrigo, the historical unaudited financial information for the year ended December 31, 2014 of Omega and the historical unaudited financial information for the six months ended June 30, 2014 of Omega. Omega’s financial information for the six months ended December 31, 2014 was derived by taking the unaudited historical statement of operations information for the year ended December 31, 2014 and deducting the unaudited historical statement of operations information for the six months ended June 30, 2014.

		As Reported by Omega
		Less:	Add:
(in € millions)	Year Ended December 31, 2013 Audited	Six Months Ended June 30, 2013 Unaudited	Six Months Ended June 30, 2014 Unaudited	Twelve-Months Ended June 30, 2014
Net sales	€1,213.4	€611.1	€649.8	€1,252.1
Cost of goods sold	(559.4)	(279.9)	(290.2)	(569.7)

Gross margin	654.0	331.2	359.6	682.4
Distribution expenses	(69.9)	(34.4)	(33.0)	(68.5)
Sales and marketing expenses	(348.4)	(174.7)	(177.0)	(350.7)
General administrative expenses	(59.1)	(28.2)	(27.7)	(58.6)
Other operating income/expense, net	3.1	3.2	(2.8)	(2.9)
Non recurring expenses	(42.1)	(15.6)	11.0	(15.5)

Operating profit	137.6	81.5	130.1	186.2
Finance income	4.6	1.0	2.4	6.0
Finance cost	(67.9)	(32.7)	(33.3)	(68.5)

Net finance cost	(63.3)	(31.7)	(30.9)	(62.5)

Result before income tax	74.3	49.7	99.2	123.8
Income tax expense	(19.8)	(10.5)	(18.8)	(28.1)

Result after income tax	€54.5	€39.2	€80.4	€95.7

Perrigo’s fiscal year is a 52- or 53-week period, which ends the Saturday on or about June 30. In 2014, Perrigo’s fiscal year ended June 28. Omega’s fiscal year ends on December 31. As the fiscal years differ by more than 93 days, financial information for Omega for the twelve months ended December 31, 2013 and the six-month periods ended June 30, 2014 and June 30, 2013 has been used in preparation of the unaudited pro forma consolidated financial statements. The Omega financial information for the twelve-month period ended June 30, 2014 was derived by adding the audited consolidated statement of operations of Omega for the year ended December 31, 2013 to the unaudited consolidated statement of operations of Omega for the six months ended June 30, 2014 and deducting the unaudited consolidated statement of operations of Omega for the six months ended June 30, 2013.

The historical statement of operations of Omega includes certain charges which management believes will not have a continuing impact on the combined business. These have not been removed from the unaudited pro forma condensed combined statement of operations, as they are not directly attributable to the transaction. Refer to Note 5 for adjustments to the above reconciliations for the conversion from IFRS to US GAAP and from Euro to U.S. dollars.

5. Omega IFRS to US GAAP Adjustments, Foreign Currency Translation and Reclassifications

The historical financial information of Omega was prepared in accordance with IFRS as issued by the IASB with all amounts presented in Euro. The Omega unaudited financial information reflected in the pro forma financial information has been adjusted for the identified preliminary differences between IFRS and US GAAP and translated from the Euro amounts into U.S. dollars. In addition, certain balances were reclassified from the Omega unaudited historical financial statements so that their presentation would be consistent with the Company’s presentation. These adjustments and reclassifications are based on management’s preliminary analysis. When management completes a final review in an effort to determine whether additional differences in accounting policies require adjustment or reclassification of Omega’s results of operations or reclassification of assets or liabilities to conform to Perrigo’s accounting policies and classifications or are required by acquisition accounting rules, additional differences may be identified that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Omega Balance Sheet presented in US GAAP as of December 31, 2014

The following table reflects the adjustments made to the Omega unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 to convert from IFRS to US GAAP and from Euro to U.S. dollars using the spot rate of $1.2101 to €1.00 as of December 31, 2014.

(in millions)	Omega IFRS (Euro)	IFRS to US GAAP Adjustments (Euro)		Omega US GAAP (Euro)	Omega US GAAP (USD)
Assets
Current assets:
Inventories	€181.9	€—		€181.9	$220.1
Trade receivables	172.1	—		172.1	208.3
Other current assets	36.1	—		36.1	43.7
Of which Income tax assets (1)	4.6	—		4.6	5.6
Cash and cash equivalents	36.5	—		36.5	44.2

Total current assets	426.6	—		426.6	516.3
Non-current assets:	—
Intangible assets	1,777.3	(86.7)	5a	1,676.8	2,029.0
	—	(13.8)	5b		—
Of which Consolidation goodwill (2)	622.8	—		622.8	753.6
Property, plant and equipment	85.2	13.8	5b	103.1	124.8
	—	4.1	5c	—	—
Deferred income tax assets	69.8	25.1	5a	95.7	115.8
	—	0.8	5c	—	—
Other non-current assets	1.9	—		1.9	2.3

Total non-current assets	1,934.2	(56.7)		1,877.5	2,271.9

Total assets	€2,360.8	€(56.7)		€2,304.1	$2,788.2

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings (current financial liabilities)	€1.5	€0.4	5c	€1.9	$2.3
Trade payables	315.8	—		315.8	382.1
Taxes, remuneration and social security	51.2	—		51.2	62.0
Other current payables	118.3	—		118.3	143.2

Total current liabilities	486.8	0.4		487.2	589.6
Non-current liabilities:	—
Provisions	1.8	—		1.8	2.2
Pension obligations	15.8	—		15.8	19.1
Deferred income tax liabilities	123.8	1.4	5c	125.2	151.5
Retail bond	600.0	—		600.0	726.0
Borrowings (non-current financial liabilities)	417.4	2.1	5c	419.5	507.6
Other non-current liabilities	1.1	—		1.1	1.3
Derivative financial instruments (non-current )	13.8	—		13.8	16.7

Total non-current liabilities	1,173.7	3.5		1,177.2	1,424.4

Total liabilities	1,660.5	3.9		1,664.4	2,014.0

Equity:
Equity attributable to the shareholders of the parent company
Share capital and share premium	424.5	—		424.5	513.7
Retained earnings	323.0	(60.6)	5a, 5c	262.4	317.5
Treasury shares	(34.9)	—		(34.9)	(42.1)
Fair value and other reserves	(9.2)	—		(9.2)	(11.1)
Cumulative translation adjustments	(2.7)	—		(2.7)	(3.3)

Equity attributable to non-controlling interests	(0.4)	—		(0.4)	(0.5)

Total shareholders’ equity	700.3	(60.6)		639.7	774.2

Total liabilities and shareholders’ equity	€2,360.8	€(56.7)		€2,304.1	$2,788.2

(1)	Amount is included within Other current assets
(2)	Amount is included within Intangible assets

5(a)	To eliminate capitalized development costs having a net book value of €86.7 and to record the related deferred tax asset of €25.1 based on a blended tax rate of 29.0%. Under IFRS, development costs can be capitalized under certain conditions. These costs do not qualify for capitalization under US GAAP and will be expensed as incurred.
5(b)	To reclassify capitalized software from intangibles to property, plant and equipment. These assets are not classified as intangible assets under US GAAP.
5(c)	To account for the build-to-suit real estate transaction and the subsequent sale-leaseback of the Corporate Headquarters building, which should be treated as a purchase and financing transaction under US GAAP. This results in the recognition of the Corporate Headquarters building under Property, plant and equipment for an amount of €4.1, a borrowing liability of €2.5 and related deferred tax assets and liabilities of respectively €0.8 and €1.4. Under IFRS, this lease was treated as an operating lease.

Unaudited Pro Forma Omega Statement of Operations presented in US GAAP for the Six Months Ended December 31, 2014

The following table reflects the adjustments made to the Omega unaudited pro forma condensed consolidated statement of operations for the six months ended December 31, 2014 to convert from IFRS to US GAAP and from Euro to U.S. dollars using a historical average exchange rate of $1.2873 to €1.00 from July 1, 2014 to December 31, 2014.

(in millions)	Omega IFRS (Euro)	IFRS to US GAAP Adjustments (Euro)		Omega US GAAP (Euro)	Omega US GAAP (USD)
Net Sales	€626.1	€—		€626.1	$806.0
Cost of goods sold	(287.1)	(1.8)	5d	(288.9)	(371.9)

Gross Margin	339.0	(1.8)		337.2	434.1

Distribution expenses	(34.7)	(0.3)	5d	(35.0)	(45.1)
Sales and Marketing expenses	(187.0)	(3.9)	5d	(190.9)	(245.8)
General Administrative expenses	(32.6)	(1.0)	5d	(33.5)	(43.0)
	—	0.1	5e	—	—
Other operating income, net	0.5	—		0.5	0.6
Non recurring expenses	(17.5)	—		(17.5)	(22.5)

Operating Profit	67.7	(6.9)		60.8	78.3

Finance income	1.1	—		1.1	1.4
Finance cost	(33.2)	(0.1)	5e	(33.3)	(42.9)

Net Finance cost	(32.1)	(0.1)		(32.2)	(41.5)

Result before income tax	35.6	(7.0)		28.6	36.8
Income tax benefit	8.4	2.0	5f	10.4	13.4

Result after income tax	€44.0	€(5.0)		€39.0	$50.2

5(d)	Represents the recognition of development costs for an amount of €17.5, which costs were capitalized under IFRS but cannot be capitalized under US GAAP, and the reversal of the amortization charges for an amount €10.5 with respect to the capitalized development costs.
5(e)	Represents the reversal of rent expenses of €0.2 recognized under IFRS with respect to the lease of the Corporate Headquarters building and the recognition of the depreciation expense of €0.1 resulting from the depreciation of the Corporate Headquarters building and interest expense of € 0.1 on the related borrowing liability.
5(f)	Represents the income tax impact of the pre-tax IFRS to US GAAP adjustments based on the weighted average statutory tax rates of 29%.

Unaudited Pro Forma Omega Statement of Operations presented in US GAAP for the Twelve-Months Ended June 30, 2014

The following table reflects the adjustments made to the Omega unaudited pro forma consolidated statement of operations for the twelve months ended June 30, 2014 to convert from IFRS to US GAAP and Euro to U.S. dollars using an historical average exchange rate of $1.3566 to €1.00 from July 1, 2013 to June 30, 2014.

	Omega IFRS (Euro)	IFRS to US GAAP Adjustments (Euro)		Omega US GAAP (Euro)	Omega US GAAP (USD)
Net Sales	€1,252.1	€—		€1,252.1	$1,698.6
Cost of goods sold	(569.7)	(4.3)	5g	(574.0)	(778.7)

Gross Margin	682.4	(4.3)		678.1	919.9

Distribution expenses	(68.5)	(0.5)	5g	(69.0)	(93.6)
Sales and Marketing expenses	(350.7)	(12.3)	5g	(363.0)	(492.4)
General Administrative expenses	(58.6)	(2.0)	5g	(60.3)	(81.8)
	—	0.3	5h	—	—
Other operating expense, net	(2.9)	—		(2.9)	(3.9)
Non recurring expenses	(15.5)	—		(15.5)	(21.0)

Operating Profit	186.2	(18.8)		167.4	227.2

Finance income	6.0	—		6.0	8.1
Finance cost	(68.5)	(0.1)	5h	(68.6)	(93.1)

Net Finance cost	(62.5)	(0.1)		(62.6)	(85.0)

Result before income tax	123.8	(18.9)		104.9	142.2
Income tax (expense) benefit	(28.1)	5.4	5i	(22.7)	(30.8)

Result after income tax	€95.7	€(13.5)		€82.2	$111.4

5(g)	Represents the recognition of development costs for an amount of €35.1, which costs were capitalized under IFRS but cannot be capitalized under US GAAP, and the reversal of the amortization charges for an amount €16.0 with respect to the capitalized development costs.
5(h)	Represents the reversal of rent expenses of €0.5 recognized under IFRS with respect to the lease of the Corporate Headquarters building and the recognition of the depreciation expense of €0.2 resulting from the depreciation of the Corporate Headquarters building and interest expense of € 0.1 on the related borrowing liability.
5(i)	Represents the income tax impact of the pre-tax IFRS to US GAAP adjustments based on the weighted average statutory tax rates of 29%.

Reclassifications

Certain balances were reclassified from the financial statement line items as shown within the unaudited pro forma Omega balance sheet presented in US GAAP as of December 31, 2014 so their presentation would be consistent with the financial statement line items for Perrigo and reconcile from Note 5 to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 27, 2014:

Increase/(Decrease)
Assets
Current assets:
Accounts receivable, net	$29.7
Inventories	(0.2)
Current deferred income tax asset	78.7
Prepaid expenses and other current asset	(14.2)
Non-current assets:
Fixed assets, net	(36.1)
Goodwill and other indefinite-lived intangible assets	2,015.8
Other intangible assets, net	(2,015.8)
Non-current deferred income tax asset	(78.6)
Other non-current assets	36.1

Total Assets	$15.4

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$(7.7)
Payroll and related taxes	(32.5)
Accrued customer programs	23.1
Accrued liabilities	11.7
Accrued income taxes	21.4
Current deferred income tax liabilities	21.0
Current portion of long-term debt	(0.6)
Non-current liabilities:
Long-term debt, less current portion	(0.1)
Non-current deferred income tax liabilities	(20.9)

Total Liabilities	15.4

Shareholders’ Equity:
Controlling interest:
Share capital and share premium	(513.7)
Treasury shares	42.1
Ordinary shares	471.6
Fair value and other reserves	11.1
Cumulative translation adjustments	3.3
Accumulated other comprehensive income	(14.4)

Total Equity	$—

Certain financial statement line items were reclassified from the unaudited pro forma Omega statement of operations presented in US GAAP for the six-month period ended December 31, 2014 so their presentation would be consistent with the financial statement line items for Perrigo and reconcile from Note 5 to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended December 27, 2014:

Increase/(Decrease)
Cost of sales	$17.2
Operating Expenses
Distribution	(6.2)
Research and development	22.4
Selling and administration	(18.4)
Restructuring	4.6
Other operating income expense	(17.6)
Interest, net	(15.0)
Other expense (income), net	13.0

Certain financial statement line items were reclassified from the unaudited pro forma Omega statement of operations presented in US GAAP for the twelve-month period ended June 30, 2014 so their presentation would be consistent with the financial statement line items for Perrigo and reconcile from Note 5 to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended June 28, 2014:

Increase/(Decrease)
Cost of sales	$24.1
Operating Expenses
Distribution	(7.1)
Research and development	47.7
Selling and administration	(38.5)
Restructuring	11.2
Other operating income expense, net	(33.6)
Interest, net	(25.9)
Other expense (income), net	22.1

6. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments Related to the Omega Acquisition

The allocation of the purchase price discussed below is preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Omega’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, which may include the further identification of in-process research and development or other increases or decreases to amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, along with the related income tax effect, may be material.

The consideration and preliminary allocation of the purchase price to the fair value of Omega’s assets acquired and liabilities assumed as if the acquisition date were December 27, 2014 is presented as follows. Amounts are translated from Euro to U.S. dollars using the acquisition closing date, or March 30, 2015, spot rate of $1.0890 to €1.00.

	Note	Amount
Calculation of consideration
Cash paid to Omega shareholders comprised of:
Proceeds from the Equity Offering (6,809,210 shares)	6a	$1,035.0
Cash consideration from the Senior Notes	6a	1,043.3

Cash paid to Omega shareholders (€ 1,908)		2,078.3
Fair value of common stock issued to the Sellers (5,397,711 shares)	6b	904.9

Fair value of total consideration transferred		$2,983.2

Recognized amounts of identifiable assets acquired and liabilities assumed
Book value of Omega’s net assets	6c	$774.2
Less transaction costs incurred by Omega	6c	(2.3)
Net fair value adjustments to inventories	6d	15.1

Fair value of identifiable intangible assets
Indefinite Lived Brands	6e	2,182.4
Definite Lived Intangible Assets
Omega Pharma Trade Name	6e	42.5
Definite Lived Brands	6e	238.5
Distribution Relationships	6e	22.9
Generic Product Relationships	6e	35.9
Distribution Network	6e	1,283.9
Developed Technology	6e	32.7

Total Definite Lived Intangible Assets		1,656.4

Total Identifiable Intangible Assets		3,838.8

Less historical book value of Omega goodwill and other intangible assets	6f	(2,029.0)

Net assets to be acquired		2,596.8

Deferred tax liabilities	6g	(790.1)
Fair Value of Debt Assumed
Retail Bonds	6i	(721.5)
Senior Notes 2023	6i	(180.8)
Senior Notes 2016	6i	(21.7)
Revolver, Overdraft, and Leases	6i	(414.6)

Net Debt to be assumed		(1,338.6)
Less historical book value of Omega debt		(1,235.2)

Net fair value change in debt to be assumed	6i	(103.4)

Goodwill	6f	$1,279.9

6(a)	Represents cash consideration transferred to Omega as calculated below:

Cash paid to Omega shareholders as consideration
Cash consideration from the November 26, 2014 Equity Offering proceeds	$1,035.0
Cash consideration from the Senior Notes	1,043.3

Total cash paid to Omega shareholders	$2,078.3

6(b)	The acquisition date fair value of Perrigo shares issued to Alychlo shareholders was calculated as shown below:

Shares of Perrigo issued to Alychlo	5,397,711
Value per share on March 30, 2015	$167.64

Fair value of Perrigo stock issued	$904.9

6(c)	Reflects the acquisition of the historical book value of Omega’s net assets as of December 27, 2014, and the additional net transaction costs of $2.3 incurred by Omega, which reduced net assets acquired.
6(d)	The fair value of finished goods and work-in-process inventory represents the estimated selling price less cost to dispose and a reasonable profit allowance for completing the selling effort. The fair value of work-in-process inventory also includes a reasonable profit allowance for completing the manufacturing effort.
6(e)	Of the total consideration, approximately $3,843.2 relates to identified intangible assets. The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma condensed combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for identified intangibles may differ from this preliminary determination and such differences could be material.

The fair value of identifiable intangible assets is determined primarily using the “income approach”, which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible assets valuations, from the perspective of a market participant, include the estimated after-tax cash flows that will be received for the intangible asset, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, and competitive trends impacting the asset and each cash flow stream. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change or the timely completion of each project to commercial success will occur. For these and other reasons, actual results may vary significantly from estimated results. The methodologies and significant assumptions utilized to value the intangible assets include using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset, and are otherwise as follows:

1)	Indefinite Lived Brands: Omega’s most well-known products that are sold in multiple countries and have a high growth potential. An income approach was utilized to calculate the present value of the projected after-tax cash flows.

2)	Omega Pharma Trade Name: The Omega trade name is well known and has a strong reputation in the European pharmaceutical industry. An income approach was utilized to calculate the present value of the projected after-tax royalty savings attributable to owning the intangible asset.

3)	Definite Lived Brands: Products that are country specific. An income approach was utilized to calculate the present value of the projected after-tax cash flows.

4)	Distribution Relationships: Omega has relationships related to its distribution business. An income approach was utilized to calculate the present value of the projected after-tax cash flows.

5)	Generic Product Relationships: Omega has relationships related to its sale of generic products. An income approach was utilized to calculate the present value of the projected after-tax cash flows.

6)	Distribution Network: Omega distributes its products across an extensive network of pharmacies and related retail stores. An income approach was utilized to calculate the present value of the projected after-tax cash flows.

7)	Developed Technology Assets: Omega has innovations and technological advances, such as patented and unpatented technologies, that support its brand family. An income approach was utilized to calculate the present value of the projected after-tax royalty savings attributable to owning the intangible asset.

6(f)	Prior to the Acquisition, Omega’s historical balance sheet included $753.8 of goodwill, $1,262.0 of indefinite-lived intangible assets, and $13.2 of other intangible assets. As a result of the Transaction, goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.
6(g)	Reflects a non-current deferred income tax liability resulting from fair value adjustments for the identifiable intangible assets of $790.1. This estimate of deferred tax liabilities was determined based on the book and tax basis differences of the fair value step-ups attributable to identifiable assets acquired at a weighted average tax rate of 27.4%. The weighted average tax rate was based upon the jurisdictions of the identifiable intangible assets. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon management’s final determination of the fair values of tangible and identifiable intangible assets acquired by jurisdiction.
6(h)	To record nonrecurring acquisition-related transaction costs incurred by Perrigo of $19.2, of which $4.9 was accrued as of December 27, 2014. In accordance with ASC 805, acquisition-related transaction costs and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects the $19.2 of costs as a reduction of cash with a corresponding decrease $14.3 to retained earnings.
6(i)	The Company has assumed total outstanding long term debt from Omega of €1,020.8 (or $1,235.2). The long term debt is adjusted in the pro forma balance sheet to an aggregate fair value of €1,106.2 (or $1,338.6).

7. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments Related to the Omega Acquisition Financing

7(a)	In connection with the execution of the Bridge Financing, $9.0 of debt issuance costs were written off, of which $0.4 was accrued as of December 27, 2014.

7(b)	To reverse $5.0 of accrued interest expense and $0.3 of capitalized debt issuance cost and issuance discount amortization incurred from the issuance of the Senior Notes from December 2, 2014 through December 27, 2014.

7(c)	In connection with the issuance of the Senior Notes, $14.3 of debt issuance costs were capitalized, of which $2.8 was accrued as of December 27, 2014. The capitalized debt issuance costs will be amortized over the life of the underlying issuances.

8. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments Related to the Omega Acquisition for the Six Months Ended December 27, 2014

8(a)	Represents the elimination of historic Omega intangible asset amortization of $12.5 and the addition of recorded pro forma amortization expense of $44.5 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Estimated Amortization
Omega Pharma Trade Name	$42.5	8	$2.7
Definite Lived Brands	238.5	20	6.0
Distribution Relationships	22.9	14	0.8
Generic Product Relationships	35.9	7	2.6
Distribution Network	1,283.9	21	30.6
Developed Technology Assets	32.7	9	1.8

Definite Lived Intangible Assets	$1,656.4		$44.5

Amortization expense has been calculated on a preliminary basis, using the straight-line method over the estimated useful life.

8(b)	Represents the income tax effect of the pro forma adjustments related to the acquisition of Omega calculated using the effective income tax rate of 27%. The Omega effective income tax rate of 27% represents a reduction from the Belgian statutory income tax rate of 34% due to Omega’s mix of income as well as items that are deductible for tax purposes but not for US GAAP accounting treatment. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

9. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments Related to the Omega Acquisition Financing for the Six Months Ended December 27, 2014

9(a)	To record $29.3 of incremental interest expense on the Senior Notes, consisting of contractual interest of $27.3, debt issuance cost amortization of $1.8, and discount amortization of $0.2 incurred from June 29, 2014 through December 2, 2014 (the Senior Notes issuance date). Interest expense of $5.0 incurred from December 2, 2014 (the Senior Notes issuance date) through December 27, 2014 is included in the unaudited historical statement of operations for the six months ended December 27, 2014. The interest rate for each tranche of the Senior Notes is fixed as follows:

Description	Principal	Discount To Par	Interest Rate	Contractual Interest Expense
Unsecured Senior Notes Due 2021	$500.0	$3.1	3.50%	$8.8
Unsecured Senior Notes Due 2024	700.0	4.6	3.90%	13.7
Unsecured Senior Notes Due 2044	400.0	3.5	4.90%	9.8

	$1,600.0	$11.2		$32.3

Less interest incurred from December 2, 2014 through December 27, 2014				(5.0)

				$27.3

Certain underwriting discounts and other expenses are payable in connection with the issuance of the Senior Notes. The maturities of the Senior Notes vary according to the applicable tranches. For purposes of the unaudited pro forma condensed combined financial information, all debt issuance costs associated with the Senior Notes have been assumed to be allocated to the tranches based on the relative value of each tranche. This resulted in the amortization of $1.8 of debt issuance costs during the period.

9(b)	Represents the reduction of recorded pro forma interest expense of $14.0 related to amortization of the increase in fair value of debt.

	Fair Value Adjustment	Maturity		Months of Amortization		Premium Amortization
Retail bonds - May 2017	$14.2	5/23/2017		26		$3.3
Retail bonds - December 2017	34.6	12/12/2017		33		6.4
Retail bonds - May 2019	19.2	5/23/2019		50		2.3

Retail bonds	68.0					12.0
Senior notes - July 2023	33.7	7/28/2023		100		2.0
Other senior notes	1.7		(A)		(A)		(A)

Fair value change in debt assumed	$103.4					$14.0

(A)	Repaid on May 29, 2015; hence, pro forma amortization for this tranche is not applicable.

9(c)	To reverse $9.0 of one-time, nonrecurring debt issuance costs written off in connection with the execution of the Bridge Financing Commitment Letter.

9(d)	Represents the income tax effect of the pro forma adjustments related to the financing of the Omega acquisition calculated using the Irish statutory income tax rate of 12.5%.

10. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments Related to the Omega Acquisition for the Fiscal Year Ended June 28, 2014

10(a)	Represents the elimination of historic Omega intangible asset amortization of $24.6 and the recorded pro forma amortization expense of $88.6 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Estimated Amortization
Omega Pharma Trade Name	$42.5	8	$5.3
Definite Lived Brands	238.5	20	11.9
Distribution Relationships	22.9	14	1.6
Generic Product Relationships	35.9	7	5.1
Distribution Network	1,283.9	21	61.1
Developed Technology Assets	32.7	9	3.6

Definite Lived Intangible Assets	$1,656.4		$88.6

Amortization expense has been calculated on a preliminary basis, using the straight-line method over the estimated useful life.

10(b)	Represents the income tax effect of the pro forma adjustments related to the acquisition of Omega calculated using an Omega effective income tax rate of 27%. The Omega effective income tax rate of 27% represents a reduction from the Belgian statutory income tax rate of 34% due to the mix of income as well as items that are deductible for tax purposes but not for US GAAP accounting treatment. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

11. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments Related to the Omega Acquisition Financing for the Fiscal Year Ended June 28, 2014

11(a)	To record $68.3 of interest expense on the Senior Notes, consisting of contractual interest of $64.4, debt issuance cost amortization of $3.5, and discount amortization of $0.4. The interest rate for each tranche of the Senior Notes is fixed as follows:

Description	Principal	Discount To Par	Interest Rate	Contractual Interest Expense
Unsecured Senior Notes Due 2021	$500.0	$3.1	3.50%	$17.5
Unsecured Senior Notes Due 2024	700.0	4.6	3.90%	27.3
Unsecured Senior Notes Due 2044	400.0	3.5	4.90%	19.6

	$1,600.0	$11.2		$64.4

Certain underwriting discounts and other expenses are payable in connection with the issuance of the Senior Notes. The maturities of the Senior Notes vary according to the applicable tranches. For purposes of the unaudited pro forma condensed combined financial information, all debt issuance costs associated with the Senior Notes have been assumed to be allocated to the tranches based on the relative value of each tranche. This resulted in the amortization of $3.5 of debt issuance costs during the period.

11(b)	Represents the reduction of recorded pro forma interest expense of $28.0 related to amortization of the increase in fair value of debt.

	Fair Value Adjustment	Maturity		Months of Amortization		Premium Amortization
Retail bonds - May 2017	$14.2	5/23/2017		26		$6.6
Retail bonds - December 2017	34.6	12/12/2017		33		12.8
Retail bonds - May 2019	19.2	5/23/2019		50		4.6

Retail bonds	68.0					23.9
Senior notes - July 2023	33.7	7/28/2023		100		4.0
Other senior notes	1.7		(A)		(A)		(A)

Fair value change in debt assumed	$103.4					$28.0

(A)	Repaid on May 29, 2015; hence, pro forma amortization for this tranche is not applicable.

11(c)	Represents the income tax effect of the pro forma adjustments related to the financing of the Omega acquisition calculated using the Irish statutory income tax rate of 12.5%.

12. The Elan Acquisition and Related Financing

On December 18, 2013, the Company completed the Elan Acquisition. In Perrigo’s historical audited financial statements for the fiscal year ended June 28, 2014, the Company included Elan’s operations for the period from December 18, 2013 through June 28, 2014. The table and adjustments that follow reflect the remaining five months and twenty days of Elan’s operations in 2013 that were not included in Perrigo’s historical audited financial statements for the fiscal year ended June 28, 2014. The fifth column, Elan pro forma adjustments, is used in the unaudited pro forma condensed combined statement of operations for the fiscal year ended June 28, 2014.

	Historical Elan		Historical Elan	Adjustments for the Elan Acquisition and Related Financing		Elan Pro Forma Adjustments
	Three Months Ended September 30, 2013	79 Days Ended December 18, 2013	171 Days Ended December 18, 2013
Continuing Operations
Net sales	$48.6	$43.6	$92.2	$—		$92.2
Cost of sales	—	—	—	137.8	12a	137.8

Gross profit	48.6	43.6	92.2	(137.8)		(45.6)

Operating expenses
Distribution	—	—	—	—		—
Research and development	17.4	15.2	32.6	—		32.6
Selling and administration	24.1	15.4	39.5	(107.6)	12c	(68.1)
Other net charges	11.4	27.9	39.3	—		39.3
Restructuring	—	74.2	74.2	—		74.2

Total operating expenses	52.9	132.7	185.6	(107.6)		78.0

Operating income (loss)	(4.3)	(89.1)	(93.4)	(30.2)		(123.6)

Interest, net	(1.5)	(0.4)	(1.9)	(39.5)	12d	4.2
		—		45.6	12e
Other expense, net	0.2	18.4	18.6	—		18.6
Losses on sales of investments	—	—	—	—		—
Net loss on equity method investments	10.1	(10.1)	—	—		—
Net charge on debt retirement	—	—	—	(165.8)	12f	(165.8)
Impairment of investments	—	—	—	—		—

Income (loss) from continuing operations before income taxes	(13.1)	(97.0)	(110.1)	129.5		19.4

Income tax expense (benefit)	0.7	9.9	10.6	77.9	12b	88.5

Net income (loss)	$(13.8)	$(106.9)	$(120.7)	$51.6		$(69.1)

12(a)	Adjusted by $137.8 to record pro forma annual amortization expense of $290.0 on the portion of the purchase price allocated to definite-lived intangible assets based on the Tysabri® definite-lived intangible asset of $5,800.0 amortized using the straight-line method over the estimated useful life of 20 years.
12(b)	Represents the income tax effect, including the impact of non-deductible items, of the pro forma adjustments related to the acquisition of Elan calculated using the U.S. statutory income tax rate of 37.0%, state taxes, and the Irish statutory income tax rate of 12.5%. The effective tax rate of the combined company could be significantly different depending on the mix of activities.
12(c)	Represents $107.6 of Elan acquisition related costs incurred.

12(d)	Represents $39.5 of interest expense for Perrigo’s historical term loans, senior notes, and public bonds, including $1.2 of debt issuance cost amortization.
12(e)	Represents $45.6 of interest expense from Perrigo’s transaction financing, including debt issuance cost amortization, debt discount amortization, and interest rate swap amortization. The interest rates under Perrigo’s $1,000.0 term loan credit agreement are a function of LIBOR plus an applicable margin based on Perrigo’s credit rating.
12(f)	Represents the net charge on debt retirement of $165.8, which consisted of make-whole payments on the public bonds and senior notes of $133.4, write-off of financing fees on the bridge financing of $19.0, and write-off of deferred financing fees and unamortized discount of $13.4.

13. Earnings per Share

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the consolidated basic and diluted weighted average shares of Perrigo. The pro forma basic and diluted weighted average shares outstanding are a combination of historic Perrigo shares and the shares issued as part of the Transaction.

	Six Months Ended December 27, 2014	Fiscal Year Ended June 28, 2014
Continuing operations
Pro forma net income attributable to common shareholders	$187.8	$165.6

Basic weighted-average number of common shares outstanding - historical	135.1	115.1
Diluted weighted-average number of common shares outstanding - historical	135.6	115.6

Common shares issued as part of the Transaction
Shares issued in connection with the Equity Offering	5.6	6.8
Shares issued to the Sellers	5.4	5.4

Total shares issued in connection with the Transaction	11.0	12.2

Basic weighted-average number of common shares outstanding - pro forma	146.1	127.3
Diluted weighted-average number of common shares outstanding - pro forma	146.6	127.8

Net income (loss) per common share
Basic - pro forma	$1.29	$1.30
Diluted - pro forma	$1.28	$1.30